UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2021

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as specified in its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (312) 326-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	RRD	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2021, R. R. Donnelley & Sons Company (the “Company”) announced that Douglas D. Ryan, President – RRD Marketing Solutions would be leaving the Company effective June 1, 2021 (the “Separation Date”).

Consistent with the Company’s Senior Leadership Separation Pay Plan (“SLSPP”) previously disclosed on the Company’s Current Report on Form 8-K filed on March 5, 2019, and subject to Mr. Ryan’s execution of a Plan Release and Severance Agreement (as defined in the SLSPP), Mr. Ryan is entitled to the following Severance Benefits: (i) a cash payment equal to 1.5x Mr. Ryan’s Annualized Total Compensation, as defined in the SLSPP, payable in semi-monthly installments over an 18-month period in accordance with the Company’s regular payroll practices following the effective date of the Separation Agreement; (ii) a lump sum, cash payment equal to Mr. Ryan’s bonus payable under the Company’s annual bonus program for calendar year 2021, on a pro rata basis, to be paid by the Company at the same time, under the same terms and subject to the same limitations and conditions as if Mr. Ryan were still employed by the Company, on the date bonuses are paid to employees for calendar year 2021; (iii) outplacement services for a maximum of 12 months to be used by Mr. Ryan within two taxable years following the Separation Date; and (iv) continuation of COBRA coverage and Mr. Ryan’s individual life and disability policies and financial planning benefit, in each case, for 18 months. Mr. Ryan’s outstanding equity awards will vest and become payable in accordance with the terms of the applicable equity compensation plan and award agreements.

Item 7.01.    Regulation FD Disclosure.

Following Mr. Ryan’s last day of service, John Pecaric, President of the Company’s Business Services segment, will assume added responsibility for the Company’s Marketing Solutions segment as President of Business Services and Marketing Solutions. As of June 1, 2021, the Company will also appoint Al DuPont, the Company’s current head of sales, as Chief Commercial Officer.    In addition to his current responsibility overseeing the Company’s Sales organization, in his expanded role Mr. DuPont will oversee the Company’s Marketing and Client Services organizations. Mr. DuPont will report directly to Dan Knotts, the Company’s President and Chief Executive Officer.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

By:	/s/ Deborah L. Steiner

Name: Deborah L. Steiner
Title: Executive Vice President and Chief Administrative Officer

June 2, 2021